Exhibit 10.71

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

In June 2019, the Compensation Committee of the Board of Directors of Worthington Industries, Inc. (the “Registrant”) approved base salary increases for the following executive officers of the Registrant who either are named executive officers of the Registrant for purposes of the disclosure included in the Registrant’s Proxy Statement for the 2018 Annual Meeting of Shareholders held on September 26, 2018 and/or will be named executive officers of the Registrant for purposes of the disclosure to be included in the Registrant’s Proxy Statement for the 2019 Annual Meeting of Shareholders to be held on September 25, 2019, which will become effective in September 2019.

Name and Principal Position	Base Salary

John P. McConnell Chairman and Chief Executive Officer of the Registrant	$703,443

Joseph B. Hayek	$324,450
Vice President and Chief Financial Officer of the Registrant

B. Andrew Rose President of the Registrant	$566,500

Geoffrey G. Gilmore Executive Vice President and Chief Financial Officer of the Registrant	$556,200

Virgil L. Winland Senior Vice President-Manufacturing of the Registrant	$398,814

Dale T. Brinkman	$417,918
Senior Vice President-General Counsel and Secretary of the Registrant